SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ANALOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement)

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Analogic Corporation

Notice of Annual Meeting of Stockholders of
Analogic Corporation to be held January 16, 2004

          The Annual Meeting of Stockholders of Analogic Corporation (the “Company”) will be held at the Company’s headquarters located at 8 Centennial Drive, Peabody, Massachusetts, 01960 (Centennial Industrial Park) on Friday, January 16, 2004, at 11:00 o’clock in the morning for the following purposes:

          (1) To elect three (3) Class III Directors for a three (3) year term, to hold office until the 2007 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

          (2) To consider and act upon the matter of approving an amendment to the Company’s Key Employee Stock Bonus Plan dated October 12, 2000, a copy of which is included as Appendix A.

          (3) To consider and act upon the matter of approving an amendment to the Company’s Non-Qualified Stock Option Plan for Non-Employee Directors dated January 31, 1997, a copy of which is included as Appendix B.

          (4) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

          The Board of Directors has fixed the close of business on December 4, 2003, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

Alex A. Van Adzin Clerk

December 15, 2003

IF YOU ARE ENTITLED TO VOTE AT THE MEETING,
KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ANALOGIC CORPORATION TO BE HELD JANUARY 16, 2004
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE AMENDMENT TO THE KEY EMPLOYEE STOCK BONUS PLAN DATED OCTOBER 12, 2000
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE 1997 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
PERFORMANCE GRAPH FOR ANALOGIC CORPORATION
PROPOSALS OF STOCKHOLDERS
INFORMATION ABOUT INDEPENDENT AUDITORS
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C

Analogic Corporation
8 Centennial Drive
Peabody, Massachusetts 01960

PROXY STATEMENT
For the Annual Meeting of Stockholders
to be held on January 16, 2004

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Analogic Corporation (the “Company”) of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 16, 2004 (the “Meeting”), and is being mailed, together with the form of proxy solicited on or about December15, 2003, to each stockholder of record of the Company as of December 4, 2003.

     The enclosed proxy, if executed and returned, will be voted by the persons named in the proxies as directed on the proxy and, in the absence of such direction, for the election of the three nominees as directors, for approving the proposed amendment to the Company’s Key Employee Stock Bonus Plan dated October 12, 2000 (the “Stock Bonus Plan”), for approving the proposed amendment to the Company’s Non-Qualified Stock Option Plan for Non-Employee Directors dated January 31, 1997 (the “Non-Employee Director Stock Option Plan”), and in accordance with their best judgment as to any other matters which are properly brought before the Meeting.

     Any stockholder giving a proxy in the accompanying form (the “Proxy”) retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including giving written notice of revocation to the Company at the above address or to its transfer agent, or the execution and delivery to the Company or its transfer agent of a subsequent proxy. Attendance of the stockholder at the Meeting in person, will not, however, be deemed to revoke the Proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the Clerk at the Meeting.

Quorum and Vote Required

     The holders of record of shares of Common Stock, $.05 par value, at the close of business on December 4, 2003, may vote at the Meeting. On December 4, 2003, there were issued and outstanding 13,517,406 shares of Common Stock of the Company (not including 674,630 shares held in treasury). Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Meeting.

     The holders of a majority of the shares of Common Stock issued and outstanding at the close of business on December 4, 2003 shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one of more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting is required for the approval of the amendment to the Stock Bonus Plan and the approval of the amendment to the Non-Employee Director Stock Option Plan.

     Shares that abstain from voting as to a particular matter will be considered to be represented at the Meeting with respect to that matter. However, shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter will not be considered as shares represented with respect to that matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting for the election of directors; broker non-votes will have no effect on approving the amendment to the Stock Bonus Plan or approving the amendment to the Non-Employee Director Stock Option Plan, and abstentions will have the same effect on the voting for the amendment to the Stock Bonus Plan and the amendment to the Non-Employee Director Stock Option Plan as a vote against such matters.

Stock Ownership

     The following table sets forth information as to all persons (including any “group,” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”) known by the Company to have owned beneficially 5% or more of its Common Stock as of October 31, 2003, based upon information received from or on behalf of the persons named. Unless otherwise noted, the Company believes that the beneficial owners listed have sole voting and investment power with respect to the shares listed.

	Amount and Nature of		Percent of Class
Name and Address	Beneficial Ownership		(as of October 31, 2003) (4)

Bernard M. Gordon Charitable	2,132,015	(1)	15.8%
Remainder Unitrust
Bernard M. Gordon and
Julian Soshnick, Trustees
8 Centennial Drive
Peabody, MA 01960

Barclays Global Investors, N.A	987,986	(2)	7.3%
45 Fremont Street
San Francisco, CA 94105

T. Rowe Price Associates, Inc.	1,066,500	(3)	7.9%
100 East Pratt Street
Baltimore, MD 21202

(1)	Mr. Gordon serves as Trustee of the Bernard Gordon Charitable Remainder Unitrust (the “Trust”) along with Julian Soshnick. The Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a section 501(c)(3) trust under the United States Internal Revenue Code formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts. The total shares reported above as of October 31, 2003 include 15,623 shares owned by the Gordon Foundation.

(2)	Based upon information provided by Barclays Global Investors, N.A., Barclays Global Investors, N.A. has sole voting power over 826,692 shares.

(3)	Based upon information provided by T. Rowe Price Associates, Inc., T. Rowe Price Associates, Inc. has sole dispositive power over 1,066,500 shares and sole voting power over 220,600 shares.

(4)	The percent of class has been calculated using 13,516,906 shares of common stock which were outstanding at October 31, 2003.

PROPOSAL 1
ELECTION OF DIRECTORS

     The Company’s Restated Articles of Organization and By-Laws, as amended, provide for the division of the Board of Directors into three classes, each having a staggered three-year term of office. One class expires each year. The terms of three directors, Bernard M. Gordon, John A. Tarello and Gerald L. Wilson, will expire at the Meeting. Bernard M. Gordon, John A. Tarello and John W. Wood Jr. have been nominated for election as the Class III directors, to hold office until the 2007 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Gerald L. Wilson will not stand for re-election at the Meeting.

     The persons named in the enclosed proxy will vote to elect as Directors the three nominees named above, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. In the event that any nominees should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that the said nominees will be unwilling or unable to serve if elected.

     The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock, as of October 31, 2003, by each director and nominee for director of the Company, each executive officer, and all directors, nominees for directors and executive officers of the Company as a group. The table also sets forth certain additional information with respect to each director and nominee for director of the Company, including the year in which the term of office of each director and nominee for director (if elected) expires.

Nominees for Class III director are indicated by two asterisks (**).

				Amount and Nature of Beneficial
				Ownership of the
		Principal Occupation	Director	Company’s Common Stock
Name	Age	Or Employment	Since	as of October 31, 2003 (1)

If elected, term expires in 2007:

Bernard M. Gordon **	76	Chairman of the Board and	1969	2,132,015	(4)
		Executive Chairman
John A. Tarello **	72	Retired Senior Vice	1979	5,000	* (5)
		President of Analogic
John W. Wood Jr.**	59	President and Chief	N/A	40,000	*
		Executive Officer
Term expires in 2005:
M. Ross Brown	69	Retired Vice President of	1984	0	*
		Analogic
Edward F. Voboril (2)(3)	60	Chairman and CEO of Wilson	1990	10,000	* (6)
		Greatbatch Technologies.
		Clarence, NY
Michael T. Modic (3)	53	Chairman of the Division of	2001	8,334	* (7)
		Radiology at the Cleveland
		Clinic Foundation
Term expires in 2006:
Bruce W. Steinhauer (2)(3)	70	President and Chief	1993	15,000	* (8)
		Executive Officer of The
		Regional Medical Center at
		Memphis
Julian Soshnick	71	Vice President	2001	1,668	*
Term expires in 2004:
Gerald L. Wilson (2)(3)	64	Former Dean, School of	1980	12,000	* (9)
		Engineering and Professor,
		Massachusetts Institute of
		Technology

John J. Millerick	55	Senior Vice President, Chief	N/A	20,834	* (10)
		Financial Officer and Treasurer

Alex A. Van Adzin	51	Vice President, General	N/A	0
		Counsel and Clerk
Beneficial Ownership of Shares by All Current Directors and Executive Officers as a Group (11 persons)				2,244,851	(11)

* Represents less than 1% ownership.

(1)	The amounts shown are based upon information furnished by the individual directors and officers. Unless otherwise noted, the beneficial owners have sole voting and investment power with respect to the shares listed.

(2)	Member of Audit Committee.

(3)	Member of Compensation Committee.

(4)	Mr. Gordon serves as Trustee of the Bernard Gordon Charitable Remainder Unitrust (the “Trust”) along with Julian Soshnick. The Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a section 501(c)(3) trust under the United States Internal Revenue Code formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts. The total shares reported above as of October 31, 2003 include 15,623 shares owned by the Gordon Foundation and there are no shares issuable upon exercise of options within 60 days of October 31,2003. The shares represent 15.8% of the outstanding shares as of October 31, 2003.

(5)	Consists of 5,000 shares issuable upon exercise of options exercisable within 60 days of October 31, 2003

(6)	Consists of 10,000 shares issuable upon exercise of options exercisable within 60 days of October 31, 2003.

(7)	Includes 3,334 shares issuable upon exercise of options exercisable within 60 days of October 31, 2003.

(8)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of October 31, 2003.

(9)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of October 31, 2003.

(10)	Includes 2,501 shares issuable upon exercise of options exercisable within 60 days of October 31, 2003.

(11)	Includes 40,835 shares issuable upon exercise of options exercisable within 60 days of October 31, 2003. and 15,623 shares held by the Gordon Foundation. Mr. Soshnick serves as a Trustee of each, but has no beneficial interest in either.

          Bernard M. Gordon has been the Chairman of the Board of Directors of the Company since 1969 and was President from 1980 to 1995 and from February 2002 to April 2003. Mr. Gordon has been Executive Chairman since February 2002 and was Chief Executive Officer from February 2002 to August 2003. Mr. Gordon is also Chairman of the Board of Directors of the Lahey Clinic. Mr. Gordon is a director of Cedara Software Corporation.

     John A. Tarello retired from the Company in November 1999. Mr. Tarello was the Company’s Controller from May 1970 through July 1982, a Vice President of the Company from 1971 to 1980, a Senior Vice President from 1980 through 1999, and Treasurer from 1985 through 1999. He also is a director of Spire Corporation.

     John W. Wood Jr. joined the Company as President in April 2003 and was appointed Chief Executive Officer in August 2003. He served as President of Peek Ltd., a developer and supplier of electronics for traffic and transport and a division of Thermo Electron Corporation, from 1998 to 2001, and as a Senior Vice President of Thermo Electron Corporation, a developer and manufacturer of high-tech instruments in the life sciences and other industries from 1995 to 1998. Prior to that time he served for a number of years as President and Chief Executive Officer of Thermedics, a manufacturer of detection instruments for security and quality assurance applications and biomedical materials and products and a subsidiary of Thermo Electron Corporation.

     M. Ross Brown retired from the Company in November 1999. Mr. Brown joined the Company in August 1984 and was responsible for managing its manufacturing operations. He was elected a Vice President in October 1984.

     Edward F. Voboril has been President and CEO of Wilson Greatbatch Technologies of Clarence, New York since December 1990. He was elected Chairman of the Board of that company in 1997. Wilson Greatbatch Technologies is a developer and manufacturer of power sources, wet tantalum capacitors and precision engineered components and subassemblies used in implantable medical devices.

     Dr. Michael T. Modic has been Chairman of the Division of Radiology at the Cleveland Clinic Foundation in Cleveland, Ohio since 1989 and has been on its Board of Governors since 2000. Dr. Modic also has been a Professor of Radiology at the Ohio State University College of Medicine and Public Health since 1993.

          Dr. Bruce W. Steinhauer became the President and Chief Executive Officer of the Regional Medical Center at Memphis in 1998. Prior to this position, he was the Chief Executive Officer of the Lahey-Hitchcock Clinic from 1992 to 1998. Prior to that, he was Senior Vice President for Medical Affairs and Chairman of the Board of Governors for the Medical Group Practice of the Henry Ford Hospital from 1988 to 1992.

     Julian Soshnick joined the Company in October 1981 as General Counsel and served as a Vice President since July 1982 and Clerk since 1988 before retiring from these positions in January 2001 upon his election as a Director. Mr. Soshnick was reappointed Vice President, General Counsel and Clerk in October 2001. Mr. Soshnick resigned his position as General Counsel and Clerk on October 27, 2003. He continues to serve as a Vice President of the Company.

     Dr. Gerald L. Wilson is the former Dean of the School of Engineering at the Massachusetts Institute of Technology and the Vannevar Bush Professor of Engineering at the Massachusetts Institute of Technology. Dr. Wilson has served on MIT’s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. He is a trustee of NSTAR Corporation and a director of SATCON Corporation.

     The Board of Directors held six meetings during the 2003 fiscal year.

     The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

     Mr. Voboril, Dr. Wilson, and Dr. Steinhauer serve on the Audit Committee and each meets the standards of independence as defined by the listing standards of NASDAQ and Rule 10A-3 under the Exchange Act. The Company has determined that it has at least one “audit committee financial expert” (as defined in item 401 (h)(2) of Regulation S-K) on the Audit Committee, namely, Mr. Voboril. The Audit Committee has been established in accordance with section 3(a)(58)(A) of the Exchange Act. A copy of the Audit Committee Charter is included as Appendix C to this Proxy Statement. The Committee reviews this Charter on an annual basis to assess its adequacy. The Audit Committee met four times during the 2003 fiscal year.

     Mr. Voboril, Dr. Steinhauer and Dr. Modic serve on the Nominating and Corporate Governance Committee, which was established on December 8, 2003. The Nominating and Corporate Governance Committee has yet to meet.

     Mr. Voboril, Dr. Wilson, Dr. Modic and Dr. Steinhauer serve on the Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning officers’ salaries and other compensation matters. The Compensation Committee met four times during the 2003 fiscal year.

     The Board of Directors recommends a vote “FOR” Proposal 1.

PROPOSAL 2
APPROVAL OF THE AMENDMENT
TO THE KEY EMPLOYEE STOCK BONUS PLAN DATED OCTOBER 12, 2000

     On March 11, 2003, subject to stockholder approval, the Board of Directors approved an amendment to the Key Employee Stock Bonus Plan dated October 12, 2000 (the “Stock Bonus Plan”) to increase the number of shares of Common Stock authorized for issuance under the Stock Bonus Plan from 100,000 to 300,000. The Board of Directors believes that the granting of bonuses in the form of the Company’s Common Stock to key employees will help the Company in its efforts to attract and retain highly qualified employees and to encourage them to exert their best efforts on behalf of the Company. The granting of certain bonuses in the form of Company Common Stock as opposed to an equivalent cash bonus is intended to provide greater future incentive than a cash payment, since the future value of the stock bonus would depend, in part, upon the future success of the Company.

     The full text of the Stock Bonus Plan (as amended) is set forth in Appendix A to this Proxy Statement. The following summary of the principal provisions of the Stock Bonus Plan does not purport to be complete and is subject in all respects to, and is qualified in its entirety by reference to the full text of the Stock Bonus Plan.

     In consideration of the grant of bonus shares under the Stock Bonus Plan and in order to achieve the results sought by the Stock Bonus Plan, each recipient of a grant (a “Participant”) will be required to execute and deliver to the Company a non-competition agreement in form satisfactory to the Stock Plan Committee (the “Committee”). In that agreement the Participant shall agree to devote his or her full time professional efforts on behalf of the Company during the period of the Participant’s employment and not to engage in any activity which may be competitive with the business of the Company during such period. A Participant will not receive any shares under the Stock Bonus Plan and his or her right to such shares shall terminate unless he or she delivers such agreement to the Company within ten days after being notified that he or she has been selected as a Participant.

     The Stock Bonus Plan is administered by the Committee appointed by the Board of Directors and shall consist of the Chairman of the Board and not less than two additional directors, each of whom shall be ineligible to participate in the Stock Bonus Plan and shall have been ineligible to participate therein for not less than one year prior to such appointment. The Board of Directors shall have the sole responsibility for approving or rejecting the recommendations made by the Committee for the issue of stock under the Stock Bonus Plan.

     A Participant shall not have the right to dispose of or otherwise transfer this stock for a period of three years, and should the Participant leave the employ of the Company during this period for any reason, the shares so granted shall be forfeited to the Company. Generally, on the third anniversary of the grant and during the subsequent three-year period, the transfer restrictions will lapse with respect to 25% of the Common Stock for each year the recipient remains in the employ of the Company. Failure to remain in the Company’s employ during all of the subsequent three-year period will also result in forfeiture of shares as to which restrictions on disposition still exist. Shares issued to a Participant will be held in escrow by the Company until restrictions on disposition lapse.

     The Board of Directors may, upon the recommendation of the Committee, impose a different lapse schedule at the time shares are awarded under the Stock Bonus Plan or may accelerate the lapse schedule at any time thereafter as to shares for which the restrictions upon disposition have not lapsed.

     As of October 31, 2003, 24 persons were participating under the Stock Bonus Plan out of approximately 55 eligible persons. Since the adoption of the Stock Bonus Plan, as of October 31, 2003, the following individuals and groups have been granted the indicated number of shares of Common Stock pursuant to the Stock Bonus Plan: Bernard M. Gordon – no shares; John W. Wood Jr. - no shares; John J. Millerick – 3,333 shares; Julian Soshnick – 10,000 shares; Alex A. Van Adzin – no shares; all current executive officers as a group - 13,333 shares; all current directors who are not executive officers as a group – no shares; and all employees, including all current officers who are not executive officers, as a group – 84,667 shares. Mr. Gordon is the Chairman of the Board and Executive Chairman, Mr. Wood is President and Chief Executive Officer, Mr. Millerick is Senior Vice President, Chief Financial Officer and Treasurer, Mr. Soshnick is a Vice President, Alex A. Van Adzin is a Vice President, General Counsel and Clerk. On June 11, 2003, the Board of Directors voted to issue to Mr. Millerick a grant of 6,667 shares under the Stock Bonus Plan. On October 14, 2003, the Board of Directors voted to issue to Mr. Van Adzin a grant of 5,000 shares under the Stock Bonus Plan. Both Mr. Millerick’s and Mr. Van Adzin’s grants were conditioned upon obtaining stockholder approval of the amendment to the Stock Bonus Plan. Other than such shares, no other shares have been granted under Stock Bonus Plan to the Company’s current executive officers or directors or their respective associates, and no person has been granted more than 5% of the total shares issued under the Stock Bonus Plan. The number of shares to be granted under the Stock Bonus Plan in the future is at the discretion of the Committee and the Board of Directors. The Company cannot now determine any other specific future grants under the Stock Bonus Plan to its executive officers or directors.

     On December 10, 2003, the last reported sale price of the Common Stock on the NASDAQ National Market was $ 39.31.

     A recipient of shares of Common Stock issued under the Stock Bonus Plan will be deemed for federal income tax purposes to have recognized ordinary income during such Participant’s taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares become no longer subject to a substantial risk of forfeiture. The Stock Bonus Plan provides for forfeiture of the shares under certain circumstances. In addition to the forfeiture provision previously discussed, the Stock Bonus Plan also provides that, upon a finding by the Committee that a Participant has committed an act of misconduct or engaged in certain activities harmful or prejudicial to the Company’s interests, all the Participant’s shares in such Plan as to which the restrictions on transfer are then in force shall be forfeited. Consistent with the Company’s policy with respect to these provisions, the Company has determined that all shares issuable under the Stock Bonus Plan will be subject to a substantial risk of forfeiture and will not be deliverable to a Participant until it has been ascertained that the Participant has not violated the provisions referred to above. Accordingly, the date the shares are available for delivery to the Participant is the date such substantial risk of forfeiture lapses and is also the date the Participant should be deemed for federal income tax purposes to have recognized compensation taxed at ordinary income rates equal to the fair market value, as of the date of such lapse, of such shares. When the stock is sold, the Participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date on which the restrictions on such stock lapses. Any capital gain or loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

     The date of recognition of income will be different if a timely election under Section 83(b) of the Internal Revenue Code is made. If a timely 83(b) election is made, then a Participant will have compensation income equal to the fair market value of the stock at the time the shares are awarded. When the stock is sold, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant.

     The amount of income recognized by the Participants in the Stock Bonus Plan in accordance with the foregoing discussion is generally an expense deductible by the Company for federal income tax purposes in its taxable year during which the Participants’ taxable year ends.

     The Board of Directors recommends a vote “FOR” Proposal 2.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE 1997 NON-QUALIFIED STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

     The Board of Directors has approved, subject to the approval of the stockholders, an amendment to the Company’s Non-Qualified Stock Option Plan for Non-Employee Directors dated January 31, 1997 (the “Non-Employee Director Stock Option Plan”. The Board of Directors believes that the granting of stock options under the Non-Employee Director Stock Option Plan helps the Company in its efforts to attract and retain highly qualified directors and to encourage them to exert their best efforts on behalf of the Company. Accordingly, the Board recommends that the stockholders vote for approval of the amendment to the Non-Employee Director Stock Option Plan.

     The amendment will extend the term of the Plan for 10 additional years (until 2017) and increase the number of shares of Common Stock authorized for issuance under the Non-Employee Director Stock Option Plan from 50,000 to 150,000.

     The following is a summary description of the Non-Employee Director Stock Option Plan, as amended.

Purpose

     The purpose of this Non-Employee Director Stock Option Plan is to attract and retain the services of experienced and knowledgeable independent directors for the benefit of the Company and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock.

Stock Available for Options

     A total of 150,000 shares of Common Stock may be issued upon exercise of options granted under the Non-Employee Director Stock Option Plan. The shares of Common Stock to be issued upon exercise of options may include treasury shares, authorized but unissued shares and shares previously reserved for issuance upon exercise of options which have expired or terminated. Shares subject to an option that ceases to be exercisable for any reason are available for subsequent option grants.

Administration of the Non-Employee Director Stock Option Plan

     The Non-Employee Director Stock Option Plan is administered by the Board of Directors of the Company. The Board of Directors has the power to construe the Non-Employee Director Stock Option Plan, to determine all questions as to eligibility, and to adopt and amend such rules and regulations for the administration of the Non-Employee Director Stock Option Plan as it may deem desirable.

Eligibility; Grant of Option

     Options will be granted only to directors of the Company or a subsidiary of the Company who are not otherwise employees of the Company or any subsidiary (a “Non-Employee Director”). As of October 31, 2003, six of the Company’s directors were eligible to participate in the Non-Employee Director Stock Option Plan. On December 10, 2003, the last reported sale price of the Common Stock on the NASDAQ National Market was $ 39.31. Each new Non-Employee Director who is elected to the Board is granted an option to acquire 5,000 shares, effective as of the date he or she is first elected to the Board. Every four (4) years from the date on which a Non-Employee Director was last granted an option under the Non-Employee Director Stock Option Plan, that Non-Employee Director is granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary.

Option Prices

     The price at which shares may be purchased pursuant to the exercise of an option is the fair market value of the shares on the date of grant, but in no event shall the price be less than the par value of the shares.

     Exercise of Options. Options granted under the Non-Employee Director Stock Option Plan are exercisable during the period commencing one year after the date of grant and ending 10 years after the date of grant (the “Option Exercise Period”) with respect to the following indicated percentage of the total number of shares of Common Stock subject to an option:

(a)	33 1/3% of the number of shares subject to an option one or more years after the date of grant;

(b)	66 2/3% of the number of shares subject to an option two or more years after the date of grant; and

(c)	100% of the number of shares subject to an option three or more years after the date of grant.

     Payment of the exercise price, together with the amount of any tax or excise due in respect of the sale of the shares of Common Stock subject to an option, must be made in full upon exercise of an option in whole or in part in cash, by delivery of shares of Common Stock or any combination of cash and shares of Common stock as the Board of Directors may determine. As a condition to the exercise of options, the Company may require the option holder to pay the Company the amount of any taxes which the Company may be required to withhold. The Company will not issue a cer-

tificate for shares of Common Stock until full payment for such shares has been made and until all legal requirements applicable to the issuance and transfer of such shares have been satisfied. An option holder has none of the rights of a stockholder until shares are issued to him or her.

     Rights in the Event of Termination of Employment or Death. If an option holder retires or dies during the Option Exercise Period, his or her options will be exercisable only during the 12 months following such retirement or death with respect to the number of shares as to which the options were exercisable immediately prior to such retirement or death (unless the Option Exercise Period expires sooner).

     In the event an option holder ceases to be a Non-Employee Director of the Company for any reason other than retirement or death, the options held by him or her will be exercisable with respect to the number of shares as to which the options were exercisable immediately prior to the date such person ceases to be a Non-Employee Director during the seven month period following such date.

     Transfer Restrictions. An option is exercisable only by the option holder during his or her lifetime, and no option or right or interest in an option is assignable or transferable by the holder except by will or the laws of descent and distribution.

     Change in Common Stock. If the Company is a party to any merger or consolidation, purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors has the power to make arrangements for the substitution of new options for, or the assumption by another corporation of, any unexpired options.

     If by reason by recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Common Stock, the outstanding shares of Common Stock are increased or decreased or changed into a different number or kind of shares or other securities of the Company, the Board of Directors will conclusively determine the appropriate adjustment in the exercise price of outstanding options and in the number and kind of shares as to which outstanding options will be exercisable.

     In the event of any of the foregoing transactions, the total number of shares of Common Stock for which options may be granted will be appropriately adjusted by the Board of Directors.

     Indemnity. The Board of Directors shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities under the Non-Employee Director Stock Option Plan. The Company has agreed to indemnify the members of the Board of Directors, in respect of any claim, loss, damage or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the fullest extent permitted by law.

     Duration of the Non-Employee Director Stock Option Plan. The Non-Employee Director Stock Option Plan may be discontinued at any time by the Board of Directors. Subject to being so discontinued, it will terminate on January 24, 2017, and no options may be granted under the Non-Employee Director Stock Option Plan after such date. Termination will not affect the validity of options granted prior to the date of termination.

     Amendment or Termination of the Non-Employee Director Stock Option Plan. The Board of Directors may at any time amend, suspend or terminate the Non-Employee Director Stock Option Plan. No amendment, suspension or termination of the Non-Employee Director Stock Option Plan, except as described herein, may affect the rights of an option holder without his or her consent.

     Federal Tax Consequences. The following summarizes the United States federal income tax consequences that generally will arise with respect to options granted under the Non-Employee Director Stock Option Plan. This summary is based on tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences.

     An option holder will not have income upon the grant of an option under the Non-Employee Director Stock Option Plan. An option holder will have compensation income upon the exercise of an option granted under the Non-Employee Director Stock Option Plan equal to the value of the shares on the day the option holder exercised the option less the exercise price. Upon the sale of the shares, the option holder will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares of Common Stock on the date the option was exercised. This capital gain or loss will be long-term if the option holder has held the shares of Common Stock for more than one year and otherwise will be short-term.

     There will be no tax consequences to the Company except that the Company will be entitled to a deduction when an option holder has compensation income. Any such deductions will be subject to the limitations of Section 162(m) of the Internal Revenue Code, as amended.

The Board of Directors recommends a vote “FOR” Proposal 3.

EXECUTIVE OFFICERS

     The current Executive Officers of the Company are:

Name	Age	Position

Bernard M. Gordon	76	Chairman of the Board and Executive Chairman
John W. Wood Jr.	59	President and Chief Executive Officer
John J. Millerick	55	Senior Vice President, Chief Financial Officer and Treasurer
Alex A. Van Adzin	51	Vice President, General Counsel and Clerk
Julian Soshnick	71	Vice President

     For additional information with respect to Mr. Gordon, Mr. Wood and Mr. Soshnick, who are Directors or nominees, see Proposal 1 — Election of Directors.

          John J. Millerick joined the Company as Senior Vice President, Chief Financial Officer and Treasurer in January 2000. Mr. Millerick was previously Senior Vice President and Chief Financial Officer of CalComp Technology Inc., a manufacturer of computer technology and peripherals, from 1996 to 1999. Prior to CalComp Technology Inc., Mr. Millerick was Vice President-Finance of the Personal Computer Business Unit of Digital Equipment Corporation, a computer manufacturer, from 1994 to 1995. Before joining Digital Equipment Corporation, Mr. Millerick served in several management positions at Wang Laboratories, Inc., leaving as Vice President-Corporate Controller and Acting Chief Financial Officer. Mr. Millerick is a director of Cedara Software Corporation.

     Alex A. Van Adzin joined the Company as Vice President, General Counsel and Clerk in October 2003. Mr. Van Adzin was previously Senior Vice President and General Counsel at ManagedComp, Inc., a managed care workers’ compensation company, from 2001 to 2002. Prior to that time, he was Corporate Counsel at the Liberty Mutual Group, a diversified financial services company, from 1996 to 2001. Before joining Liberty Mutual Group, Mr. Van Adzin was Vice President and Corporate Counsel at Abex Inc., a diversified aerospace and automotive products company, from 1990 to 1995.

     Executive officers of the Company are elected annually by the Board of Directors and hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Bernard M. Gordon owns a 48% interest and the successor(s)-in-interest to the late Mr. Bernard L. Friedman, the Company’s former Vice Chairman of the Board (Mr. Friedman resigned on July 31, 1993), own a 52% interest in a limited partnership (Audubon Realty), which owns a facility located at 360 Audubon Road, Wakefield, Massachusetts, which is leased by the Company for a term which will expire on January 31, 2004. This facility has been utilized by the Company for manufacturing and office space since May 1, 1981. The annual rent for this facility is $398,000. The Wakefield facility is leased on a net lease basis, and accordingly the Company pays, in addition to the above rental payments, all taxes, maintenance, insurance, and other costs relating to the leased premises. The Company does not intend to renew this lease.

     The terms of the lease agreement, at the time it was executed, were at least as favorable as those that could have been obtained from unaffiliated third parties. Prior to execution of such lease, two independent appraisals were obtained in order to establish the fair market rate for subject premises. A rent, in each case discounted below the fair market rate established by the appraisals, was then agreed upon by the parties.

     The lease incorporated periodic rent escalation clauses, based upon the Consumer Price Index. At the present time, the rent that the Company is paying under the Wakefield, Massachusetts lease reflects fair rental value for the property.

     On July 29, 2003, the Company sold to 6 Centennial LLC, a modern two story office building containing a total of approximately 49,000 square feet of manufacturing and office space. The building is located in Peabody,

Massachusetts adjacent to the Company’s principal executive offices. The sale price was $3.15 million. The building had been leased to unrelated third parties tenants since its acquisition by the Company in 1993. 6 Centennial LLC is a Massachusetts limited liability company wholly-owned by the Bernard Gordon Charitable Remainder Unitrust, of which the trustees are Bernard M. Gordon, the Company’s Chairman of the Board, and Julian Soshnick, the Company’s Vice President. An independent appraisal obtained by the Company prior to the sale established the fair market value of the property at $3.2 million. The Company paid no broker’s fee in connection with the sale. The Company realized a gain of $1.6 million on the sale of this property.

     During the fiscal year ended July 31, 2003, the Company paid to M. Ross Brown, a director of the Company, a total of $47,000 in consulting fees for services rendered in connection with the 100,000 square foot building addition being made to the Company’s headquarters and certain renovations and refurbishment of the Company’s hotel to be performed by a Marriott subsidiary.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain compensation information for each person who served as Chief Executive Officer during fiscal 2003 and each of the other executive officers of the Company in fiscal 2003 (“Named Officers”) for services rendered in all capacities for the last three fiscal years.

						LONG-TERM
	ANNUAL COMPENSATION					COMPENSATION AWARDS

						Restricted		All Other
Name and	Fiscal			Other	Total Annual	Stock Awards	Stock Options	Compensation
Principal Position	Year	Salary	Bonuses	(A)	Compensation	(B) (C)	(D)	(E)

Bernard M. Gordon	2003	$350,000	$0	$0	$350,000	$—	—	$—
Chairman of the Board	2002	165,600	0	0	165,600	—	—	—
and Executive Chairman	2001	350,000	30,000	10,800	390,800	—	—	—

John W. Wood, Jr. (1)	2003	$124,900	$0	$0	$124,900	$1,880,000	15,000	$—
President and Chief	2002	0	0	0	0	—	—	—
Executive Officer	2001	0	0	0	0	—	—	—

John J. Millerick	2003	$240,000	$30,000	$0	$270,000	$175,000	—	$—
Senior Vice President,	2002	215,100	0	0	215,100	—	—	100
Chief Financial Officer	2001	220,000	60,000	10,800	290,800	726,250	10,000	7,300
and Treasurer

Julian Soshnick (2)	2003	$240,000	$30,000	$0	$270,000	$—	—	$—
Vice President,	2002	172,600	0	0	172,600	417,300	—	1,400
General Counsel & Clerk	2001	203,600	25,000	10,800	239,400	—	—	4,300

Notes to Compensation Table

(1)	Mr. Wood joined the Company in April 2003.

(2)	Mr. Soshnick retired in January 2001 and returned to the Company as an officer in October 2001. Mr. Soshnick resigned his position as General Counsel and Clerk on October 27, 2003. He continues to serve as a Vice President of the Company.

(A)	Represents car allowances for all executive officers.

(B)	Represents stock grants under the Company’s Stock Bonus Plan, pursuant to which Common Stock of the Company may be granted to key employees to encourage them to exert their best efforts on behalf of the Company. Each recipient of the Common Stock pursuant to the Stock Bonus Plan is required to execute a noncompetition agreement in a form satisfactory to the Company. The Stock Bonus Plan is administered by a committee appointed by the Board of Directors consisting of the Chairman of the Board and three other Directors who are not eligible to participate in the Stock Bonus Plan. Generally, the Common Stock granted pursuant to the Stock Bonus Plan is not transferable for a period of three years from the date of the grant and is subject to a risk of forfeiture in the event that the recipient leaves the employ of the Company during this period for any reason. Generally, on the third anniversary of the grant and during the subsequent three-year period, the transfer restrictions will lapse with respect to 25% of the Common Stock for each year the recipient remains in the employ of the Company. Failure to remain in the Company’s employ during all of the subsequent three-year period will result in a forfeiture of shares as to which restrictions on disposition still exist. The Common Stock granted pursuant to the Stock Bonus Plan is held in escrow by the Company until such restrictions on disposition lapse. However, while in escrow, the recipient has the right to vote such shares of Common Stock and to receive any cash dividends thereon. The Board of Directors, acting upon the recommendation of the Committee, may at the time of grant designate a different schedule upon which the transfer restrictions lapse.

          (C) The following table reflects stock bonus awards for which transfer restrictions had not yet lapsed as of July 31, 2003.

		Market Value at
Name	Shares	Date of Grant

John W. Wood Jr.	40,000	$1,880,000
John J. Millerick	18,333	$718,633
Julian Soshnick	1,666	$68,273

     (D)  Represents options granted pursuant to the Key Employee Incentive Stock Option Plan dated June 11, 1998, as amended on October 12, 2000 and November 16, 2001.

     (E)  Represents profit sharing distribution and 401(k) match.

Stock Option Grants In Last Fiscal Year

     The following table sets forth information concerning individual grants of options to purchase the Company’s Common Stock made during the fiscal year ended July 31, 2003 to Named Officers. Amounts described in the following table under the heading “Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term” represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend upon the further performance of Analogic Common Stock and the date on which the options are exercised.

Individual Grants

Potential Realizable Value at
	Number of	Percent of Total			Assumed Annual Rates of
	Securities	Options Granted	Exercise		Stock Price Appreciation for
	Underlying Options	to Employees in	Price	Expiration	Option Term
Name	Granted (#)	Fiscal Year (%)	($/share)	Date	5%($)	10%($)

Bernard M. Gordon	—	—	—	—	—	—
John W. Wood, Jr	15,000 (1)	8%	47.00	4/14/2010	286,950	668,850
John J. Millerick	—	—	—	—	—	—
Julian Soshnick	—	—	—	—	—	—

(1)	These options are exercisable in installments of 25%, commencing two years from the date of the grant and then on an annual basis thereafter. Unexercised options expire up to seven years from the date of the grant.

Stock Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth certain information regarding stock options exercised during fiscal year 2003 and held by Named Officers as of July 31, 2003.

Value of Unexercised
	Number of		Number of Unexercised Option		In-The-Money-Options
	Shares Acquired	Value	At Fiscal Year End		At Fiscal Year End (2)
	on Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Bernard M. Gordon	—	—	—	—	—	—
John W. Wood, Jr.	—	—	—	15,000	—	$21,450
John J. Millerick	10,000	$146,723	2,501	17,499	$13,268	$164,082
Julian Soshnick	—	—	—	—	—	—

(1)	Calculated based on the excess of the market value of the Common Stock on the date of exercise over the option exercise price.

(2)	The value of in-the-money options at year-end represents the aggregate difference between the option exercise price and the market value of the Common Stock at July 31, 2003. “In-the-money” options are options whose exercise price was less than $48.43, the closing price of the common stock on July 31, 2003.

Equity Compensation Plan Information

     The following table provides information about the shares of Common Stock authorized for issuance under the Company’s equity compensation plans as of July 31, 2003:

			(c)
			Number of securities
	(a)	(b)	remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation plans
	exercise of outstanding	outstanding options,	(excluding securities reflected in
Plan Category	options, warrants and rights	warrants and rights	column (a))

Equity compensation plans approved by security holders	796,331	$39.99	928,035 (1)

Equity compensation plans not approved by security holders	0	NA	0

Total	796,331	$39.99	928,035 (1)

(1)	Includes 528,510 shares issuable under the Company’s Employee Stock Purchase Plan in connection with current and future offering periods under that plan.

Compensation of Directors

     Each Director who is not an employee of the Company is entitled to an annual fee of $15,000 plus a fee of $1,000 per meeting for each meeting of the Board or any Board Committee attended by him, together with reimbursement of travel expenses under certain circumstances. In addition, each director who serves as a chairman of a committee and is not an employee of the Company is entitled to an annual fee of $3,000.

     In June 1996, the Board of Directors adopted and the stockholders approved at the January 1997 Annual Meeting of Stockholders, the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the “Non-Employee Director Stock Option Plan”). Pursuant to the Non-Employee Director Stock Option Plan, options to purchase 50,000 shares of Common Stock may be granted only to Directors of the Company or any subsidiary who are not employees of the Company or any subsidiary. The exercise price of options granted under the Non-Employee Director Stock Option Plan is the fair market value of the Common Stock on the date of grant. The Non-Employee Director Stock Option Plan provides each new non-employee Director who is elected to the Board shall be granted an option to acquire 5,000 shares, effective as of the date he or she is first elected to the Board.

     The Non-Employee Director Stock Option Plan is administered by members of the Company’s Board of Directors.

     Every four (4) years from the date on which a non-employee Director was last granted a non-employee Director option, that non-employee Director shall be granted an option to acquire 5,000 shares, effective as of the date of that fourth anniversary.

     Options granted under the Non-Employee Director Stock Option Plan become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant, and expire 10 years after the date of grant. There were no options granted under this plan in fiscal 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

     Upon review of the forms and representations furnished to the Company pursuant to Item 405 of Regulation S-K, the Company identifies Edmund F. Becker, Jr., Vice President, as the only “reporting person” (as defined in said Item 405) who failed to file on a timely basis a report required by Section 16(a) of the Securities Exchange Act of 1934 since the beginning of fiscal 2003. Mr. Becker was one day late in filing a Form 4 covering one transaction.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Company’s Board of Directors during fiscal 2003 were Mr. Voboril, Dr. Wilson, Dr. Modic and Dr. Steinhauer. No executive officer of the Company has served as a director or member of the Compensation Committee of any other company whose executive officers serve as a member of the Company’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

     The Company’s technology-driven philosophy and strategic growth objectives require an ability to attract and retain competent executives with substantial qualities in managerial breadth and technical depth. Such retention requires provision of remuneration programs which motivate and reward performance results directly related to enhancement of stockholder value.

     The purpose of the Compensation Committee to develop, implement and control executive remuneration practices which:

•	Align management objectives with shareholder interests,

•	Balance short-term (annual) business plans with longer-term strategic goals,

•	Link executive remuneration to individual and Company performance, and

•	Provide for remunerative practices which are highly motivational to the individual and competitive in the marketplace.

     The Committee determines and approves all recommendations for base salary adjustment, cash incentive awards and/or stock incentive awards pertaining to the Chief Executive Officer and other executive officers.

Annual Compensation

     Executive salary ranges and annual incentive award targets are established annually. The Company’s intent is to compensate executives at a competitive level for its industry.

     Each position is assigned a salary appropriate to the impact and scope of that position. Annual salary increases and incentive awards are based on overall Company results and achievement of individual objectives during the fiscal year. Measures of Company performance include: sales growth, profit attainment, technical creativity and timely introduction of new products, manufacturing efficiency, product quality, employee morale and turnover.

     Individual performance factors are relevant to the area of responsibility for each executive, and include divisional performance where appropriate. The Committee reviewed competitive salary practices for corporate officers and declined to increase officer base salaries in fiscal 2003.

Incentive Bonus

     During fiscal 2003, the Company did not establish annual incentive performance plans for executive officers. The Company does provide cash bonuses to attract, retain and motivate executive officers, primarily as a first year incentive. Bonuses were paid to certain executive officers during the 2003 fiscal year. No bonus payments were made to the Chairman (Mr. Gordon) or the President (Mr. Wood).

Longer-Term Incentives

     Stock incentives, which include stock options and/or stock grants, were provided through one or more of the following Plans, previously approved by vote of the stockholders:

•	Key Employee Stock Bonus Plan dated March 14, 1983, as amended

•	Key Employee Incentive Stock Option Plan dated June 11, 1993, as amended.

•	Key Employee Incentive Stock Option Plan dated June 11, 1998, as amended.

•	Key Employee Stock Bonus Plan dated October 12, 2000.

     The award of stock incentives to individual recipients considers the contribution of the individual to longerterm results, his/her impact upon divisional or corporate objectives, and level of position within the organization.

     The potential realization of gain from these awards is directly related to the continuing success of the Company as measured by increasing shareholder value.

Compensation of the Chairman and Chief Executive Officer

     Bernard M. Gordon was Chairman and CEO of the Corporation for the entire fiscal year.

     Mr. Gordon’s base salary rate has not increased since January 1998, except that, in early November 2001 Mr. Gordon voluntarily elected to reduce his base salary to the annual rate of one dollar. This voluntary salary reduction remained in effect until late April 2002, at which time his previous salary rate was reinstated. Mr. Gordon did not receive a bonus or stock incentives during the 2003 fiscal year.

COMPENSATION COMMITTEE Dr. Gerald L. Wilson, Chairman Dr. Michael T. Modic Dr. Bruce W. Steinhauer Edward F. Voboril

AUDIT COMMITTEE REPORT

     The Audit Committee of the Company’s Board of Directors is composed of three members, each of whom qualifies as an “independent” Director under the current listing standards of the NASDAQ stock market. The Audit Committee operates under a written charter adopted by the Board of Directors. The current charter is attached as Appendix C to this Proxy Statement.

     The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended July 31, 2003 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial and auditing personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, the audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

     Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with generally accepted accounting principles.

     The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company’s independent auditors.

     The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2003.

AUDIT COMMITTEE Edward F. Voboril, Chairman Dr. Bruce W. Steinhauer Dr. Gerald L. Wilson

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The graph below compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the Center for Research in Security Prices of the University of Chicago (“CRSP”) Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for all NASDAQ stocks within the Company’s primary SIC Code. The graph assumes $100 invested on July 31, 1998, in the Company’s Common Stock and $100 invested at that time in each of the NASDAQ indexes. The comparison assumes that all dividends are reinvested.

Comparison of Five–Year Cumulative Total Returns
Performance Graph for Analogic Corporation
Produced on 10/15/2003 including data to 07/31/2003

Legend

Symbol	CRSP Total Returns Index for:	07/1998	07/1999	07/2000	07/2001	07/2002	07/2003

▪	ANALOGIC CORPORATION	100.0	84.7	114.7	100.7	102.9	123.4
*	NASDAQ Stock Market (US Companies)	100.0	142.7	203.6	109.3	72.3	94.4
Δ	NASDAQ Stocks (SIC 3800-3899 US Companies)	100.0	144.6	221.2	169.6	120.3	156.7
	Measuring instruments; photo, med & optical goods; timepieces

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.00 on 07/31/1998.

     Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

PROPOSALS OF STOCKHOLDERS

     A stockholder of the Company who intends to present a proposal for action at the 2005 Annual Meeting of Stockholders of the Company may seek to have his or her proposal included in the Company’s proxy materials for that Meeting by notifying the Company of such intention and furnishing the text of the proposal to the Company. Such notice must also include the stockholder’s address and statement of the number of shares of Common Stock of the Company held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. To have a proposal considered for inclusion in the proxy material for the 2005 Annual Meeting of Stockholders, a stockholder must give the aforesaid notice and submit his proposal no later than August 18, 2004. The notice and text should be sent to the attention of John J. Millerick, Senior Vice President, Chief Financial Officer and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, MA 01960.

     If a stockholder wishes to make a proposal at the 2005 Annual Meeting of Stockholders and does not notify the Company of that matter by November 1, 2004, the proxies that management solicits for the 2005 Annual Meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before that meeting.

INFORMATION ABOUT INDEPENDENT AUDITORS

     The Board of Directors has elected to not submit a proposal regarding stockholder ratification of the Audit Committee’s selection of an independent auditor of the Company to audit its financial statements for the fiscal year ending July 31, 2004 because the Audit Committee has yet to select an auditor. Representatives of PricewaterhouseCoopers LLP, which has served as the Company’s independent auditor for each fiscal year since 1991, are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     Fees charged by PricewaterhouseCoopers LLP for services rendered in auditing the Company’s annual financial statements for the most recent fiscal year and reviewing statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, as well as the fees charged by PricewaterhouseCoopers LLP for other professional services rendered during the most recent fiscal year are as follows:

Audit Fees	$595,080
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$234,510

OTHER MATTERS

     The Company knows of no business which will be presented for consideration at the Meeting other than that set forth in this Proxy Statement. However, if any such other business shall come before the Meeting, the persons named in the Proxies or their substitutes shall vote the Proxies in respect of any such business in accordance with their best judgment.

     The cost of preparing, assembling, and mailing the proxy materials will be borne by the Company. The Company may solicit Proxies otherwise than by the use of the mails, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone, correspondence or in person, to obtain Proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their out-of-pocket expenses in so doing.

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or the Company’s annual report may have been sent to multiple stockholders in a household. The Company will promptly deliver a separate copy of either document to any stockholder who calls (978) 977-3000 or writes to the Company at the following address: Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Millerick, Senior Vice President, Chief Financial Officer and Treasurer. If a stockholder wishes to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, the stockholder should contact his, her or its bank, broker or other nominee record holder. Alternatively, the stockholder may contact the Company at the above address and phone number.

     THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A request for the Form 10-K should be addressed to John J. Millerick, Senior Vice President, Chief Financial Officer and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

For the Board of Directors

Alex A. Van Adzin
Clerk

December 15, 2003

     IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

APPENDIX A

ANALOGIC CORPORATION
KEY EMPLOYEE STOCK BONUS PLAN,
AS AMENDED ON MARCH 11, 2003
(subject to the approval of Proposal 2 by Stockholders)

     1.     Purposes. The Analogic “Key Employee Stock Bonus Plan” is intended to provide a method whereby employees of Analogic Corporation and its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the “Company”), who are largely responsible for the management, growth and protection of the Company’s business and are expected to make substantial contributions to the successful growth of the Company, may be stimulated by personal involvement in the Company’s future prosperity, thereby advancing the interests of the Company and all of its stockholders. This prosperity is dependent upon the preservation and development of the Company’s proprietary products, trade secrets, know-how, and goodwill. The basic purposes of this Plan are (i) to attract and/or retain key employees; (ii) to provide deferred compensation for the Participants and additional incentive to continue in the service of the Company with a proprietary interest therein; and (iii) to acquire noncompetition agreements from key employees who become Participants under this Plan and to whom shares of the Common Stock of the Company will then be issued under the Plan, pursuant to which each such Participant shall agree to devote his or her full time professional efforts on behalf of the Company during the period of his or her employment and not to engage in any activity, direct or indirect, which may be competitive with the business of the Company during the period of his or her employment.

     2.     Administration. The Plan shall be administered by a Stock Plan Committee (the “Committee”) appointed by the Board of Directors of the Company. The Committee shall serve at the pleasure of the Board and shall consist of the Chairman of the Board and not less than two Non-Employee Directors, all of whom shall be ineligible to participate in the Plan. The Committee shall prepare reports to the Board of Directors of its recommendations with respect to key employees to receive shares to be issued under the Plan, the number of shares recommended for each such person and the dates or schedule upon which the restrictions of Section 7 shall lapse (which dates or schedules need not be identical). The Board of Directors shall have the sole responsibility for approving or rejecting such recommendations. The Committee shall adopt such rules and regulations as it may deem necessary or advisable for governing its own work and shall recommend to the Board of Directors the form of instrument or other document or documents which may be required, and the procedures to be followed in the issuance of shares, cancellation of forfeited shares, and otherwise necessary for the administration of the Plan.

     3.     Reservation of Shares. The Company shall reserve and set aside Three Hundred Thousand (300,000) shares of its authorized but unissued $.05 par value Common Stock (“Common Stock”). Any of such shares issued under this Plan, which may be forfeited pursuant to Paragraph 8 hereof, will again be available for issuance under this Plan. Shares shall be made available from authorized, unissued or reacquired Common Stock.

     4.     Participants. All officers, divisional officers, department heads and other key employees of the Company or of any subsidiary corporation shall be eligible to receive shares of Common Stock and thereby become Participants in the Plan, except that no director shall be eligible to participate unless he or she shall also be a key employee of the Company.

     5.     Consideration for Shares Issued Under the Plan. No Participant shall receive any shares under the Plan unless prior to the proposed issuance of the shares to him or her, the Participant shall execute and deliver to the Company a Noncompetition Agreement in form satisfactory to the Committee.

     6.     Time for Issuance of Shares. Each key employee authorized by the Board of Directors to receive shares of Common Stock shall execute and deliver such Noncompetition Agreement to the Company within ten (10) days after the Company notifies the Participant that he or she has been selected to become a Participant. If such employee shall fail so to execute and deliver such Noncompetition Agreement, any of his or her rights to such shares shall terminate.

     7.     Restrictions.

     (a)  Each Participant will be the record and beneficial owner of the shares issued to him or her under the Plan and except as provided herein shall be entitled to all of the rights of such ownership including, without limitation, the right to vote such shares and to receive ordinary cash dividends thereon. However, shares of Common Stock issued to a Participant under the Plan and any money or property (other than ordinary cash dividends), stock or securities distributed with respect to or exchanged for those shares (hereinafter all of the foregoing being collectively called the “shares”) shall not be sold, transferred, pledged or otherwise hypothecated (all of the foregoing events being hereinafter called a “disposition”) except as provided herein. Any such attempted disposition, except as provided herein, shall result in an immediate forfeiture to the Company of the shares. During the period which restriction upon dispositions apply and the shares are held in escrow by the Company, the Committee will exercise all rights which attach to these shares so as to preserve the benefits associated with these shares as shall appear to the Committee are in the best interests of the Participant. The Committee shall not be liable in any way for good-faith action taken in this regard and the Participant agrees by acceptance of the shares to hold the Committee harmless for any actions so taken.

     (b)  Subject to the provisions of paragraphs (c) and (d), restrictions on the disposition of the common shares shall, at the time of grant and thence for a period of three years, apply to 100% of the number of shares granted. As of the first day of each year then following the aforementioned three-year period, the restrictions upon disposition of 25% of such shares (and any shares relating thereto) shall lapse, provided always that the Participant remains in the continuous full-time employ of the Company.

     (c)  Notwithstanding the foregoing provisions of this Paragraph 7, the Board of Directors may, upon the recommendation of the Committee, impose a different lapse schedule at the time shares are awarded under the Plan or may accelerate a lapse schedule at any time thereafter as to shares for which the restrictions upon disposition have not lapsed, and in either such event such different or modified lapse schedule shall control for all purposes under the Plan.

     (d)  In the event that the Participant ceases to be an employee of the Company for any reason, including death or disability, all shares as to which the restrictions upon disposition have not lapsed in accordance with subparagraph (b) or (c) of this Paragraph 7 shall be forfeited immediately to the Company.

     8.     Forfeiture. All shares issued to a Participant shall be held by the Company in escrow subject to the conditions set forth in Paragraph 7 above and until such time as the restrictions on disposition shall lapse. In the event of the cessation of the employment of the Participant, however caused, prior to the expiration of the restriction period specified in the grant, the shares then remaining subject to the restrictions on disposition set forth in Paragraph 7 shall be forfeited to the Company. In the event that the Committee shall at any time prior to the lapse of the restrictions determine that a Participant has (i) committed an act of misconduct for which he or she could have been discharged for cause by the Company, or (ii) has participated or engaged in any business activity determined by the Committee to be in any way harmful or prejudicial to the interests of the Company, all shares then issued and outstanding in the name of the Participant as to which the restrictions are still in full force and effect shall immediately be forfeited. Any determination made by the Committee hereunder shall be conclusive and binding upon both the Company and the Participant.

     9.     Conditions to Grant of Shares. The Board may, in its discretion, require as conditions to the grant of shares (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the shares issued, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective, or (b) that the Participant (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he or she is acquiring shares, for his or her own account, for investment and not with a view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer, in form or substance satisfactory to the Company, and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificate representing the shares.

     10.     Dilution or Other Adjustments. In the event the outstanding shares of the Common Stock of the Company are increased or decreased as a result of stock dividends, stock splits, recapitalizations or other means having the same effect, or if the Company’s Common Stock is converted into other shares or securities of the Company as a result of a reorganization, the number of shares available for issuance under the Plan shall be appropriately adjusted by the Board of Directors.

     11.     Merger, Consolidation or Sale of the Company’s Assets. If the Company shall merge or consolidate with any corporation and the Company shall not be the surviving corporation, or if the Company shall sell or exchange substantially all of its assets, the restrictions on disposition and the provisions with respect to forfeitures set forth in Paragraphs 7 and 8 above, respectively, shall ipso facto lapse and be of no further effect whatsoever as to any and all shares then issued and outstanding of record in the name of any and all Participants, and all such shares forthwith be delivered by the Company to the respective Participants.

     12.     Nonassignability. Shares issued to any Participant hereunder prior to the release of the restrictions shall not be transferable otherwise than by will or by the laws of descent and distribution. In the event of the cessation of employment of a Participant, forfeiture of shares still subject to restriction at the time of death shall be in accordance with Paragraph 7(d).

     13.     Amendments. The Board of Directors of the Company by resolution at any time may amend the Plan in any respect, provided that, in the absence of stockholder approval, no such amendment shall increase the maximum number of shares which may be issued under the Plan, except in accordance with the provisions of Paragraph 10 hereof.

     14.     Interpretation. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final jurisdiction which shall rest in the Board of Directors of the Company. Determinations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all Participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee (whether under the authority of this Paragraph or of Paragraph 2 above) shall remain in full force and effect and until altered, amended, or repealed by the Board of Directors.

     15.     Effective Date. The plan will become effective as of the date on which the Plan is approved by the stockholders of the Company.

APPENDIX B

ANALOGIC CORPORATION

1997 NON-QUALIFIED STOCK OPTION PLAN,
DATED JANUARY 31, 1997, AS AMENDED ON DECEMBER 8, 2003

(subject to the approval of Proposal 3 by Stockholders)

1.	Purpose

          The purpose of this 1997 Non-Qualified Stock Option Plan for Non-Employee Directors is to attract and retain the services of experienced and knowledgeable independent directors of the Corporation for the benefit of the corporation and its stockholders and to provide additional incentives for such independent directors to continue to work for the best interests of the Corporation and its stockholders through continuing ownership of its common stock.

2.	Definitions

          As used herein, each of the following terms has the indicated meaning:

          “Corporation” means Analogic Corporation.

          “Fair Market Value” means high and low sale price quoted on the NASDAQ or such other national securities exchange on which the shares may be traded on the date of the granting of the Option.

          “Option” means the contractual right to purchase shares upon the specific terms set forth in this Plan.

          “Option Exercise Period” means the period commencing one (1) year after the date of grant of an Option pursuant to this Plan and ending ten (10) years from the date of grant.

          “Plan” means this Analogic Corporation 1997 Non-Qualified Stock Option Plan for Non-Employee Directors.

          “Shares” means the Common Stock, $.05 par value, of the Corporation.

          “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Corporation if, at the time of grant of the Option, each of the corporations other than the last in the unbroken chain owns stock representing fifty (50%) percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.	Stock Subject to the Plan

          The aggregate number of Shares that may be issued and sold under the Plan shall be 150,000 shares. The Shares to be issued upon exercise of Options granted under this Plan shall be made available, at the discretion of the Board of Directors, from (i) treasury shares and Shares reacquired by the Corporation for such purposes, including Shares purchased in the open market, (ii) authorized but unissued Shares, and (iii) Shares previously reserved for issuance upon exercise of Options which have expired or been terminated. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares covered thereby shall become available for grant under additional Options under the Plan so long as it shall remain in effect.

4.	Administration of the Plan

          The Plan shall be administered by the Board of Directors of the Corporation (the “Board”). The Board shall, subject to the provisions of the Plan, grant options under the Plan and shall have the power to construe the Plan, to determine all questions as to eligibility, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

5.	Eligibility; Grant of Option

          Options will be granted only to directors of the Corporation or of a Subsidiary who are not otherwise employees of the Corporation or any Subsidiary (“Non-Employee Directors”). Each new Non-Employee Director who is elected to the Board shall be granted an option to acquire 5,000 Shares, effective as of the date he or she is first elected to the Board. Every four (4) years from the date on which a Non-Employee Director was last granted a Non-Employee Director option under this Plan, that Non-Employee Director shall be granted an option to acquire 5,000 Shares, effective as of the date of that fourth anniversary.

6.	Terms of Options and Limitations Thereon

          (a) Option Agreement. Each Option granted under this Plan shall be evidenced by an Option agreement between the Corporation and the Option holder and shall be upon such terms and conditions not inconsistent with this Plan, as the Board may determine.

          (b) Price. The price at which any Shares may be purchased pursuant to the exercise of an Option shall be the Fair Market Value of the Shares on the date of grant, but in no event shall the price be less than the par value of the Shares.

          (c) Exercise of Option. Subject to Paragraphs 4 and 7 of this Plan, each Option granted under this Plan may be exercised in full at one time or in part from time to time only during the Option Exercise Period by the giving of written notice, signed by the person or persons exercising the Option, to the Corporation stating the numbers of Shares with respect to which the option is being exercised, accompanied by full payment for such Shares pursuant to Section 7(b) hereof; provided however, if a person to whom an Option has been granted retires or dies during the Option Exercise Period, such Option shall be exercisable by him or her or by the executors, administrators, legatees or distributees of his or her estate during the (i) twelve (12) months following his or her retirement or death; and, (ii) if a person to whom an Option has been granted ceases to be a Non-Employee Director of the Corporation for any cause other than retirement or death, such Option shall be exercisable during the seven month period following the date such person ceased to be a Non-Employee Director, but, in any event, only to the extent vested pursuant to Section 7(a) hereof.

          (d) Non-Assignability. No Option or right or interest in an Option shall be assignable or transferable by the holder, except by will or the laws of descent and distribution and during the lifetime of the holder, shall be exercisable only by him or her.

7.	Vesting; Payment

          (a) Subject to Paragraphs 4 and 6 of this Plan, Options granted under this Plan may be exercised during the Option Exercise Period with respect to the following indicated percentage of the total number of shares of Stock subject to the Option at the expiration of the following indicated periods from the date of grant of the Option: 33 1/3% of the number of Shares subject to the Option one (1) or more years after the date of grant; 66 2/3% of the number of Shares subject to the Option two (2) or more years after the date of grant; and 100% of the Shares of Stock subject to the Option three (3) or more years after the date of grant. However, if one of the events referred to in clauses (i) and (ii) of Paragraph 6(c) occurs, the Option shall be exercisable during the specified period following said retirement or death only as to the number of Shares as to which it was exercisable immediately prior to said retirement or death.

          (b) The purchase price of Shares upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid (i) in cash, (ii) by delivery of Shares, or (iii) any combination of cash and Shares, as the Board may determine.

          (c) No Shares shall be issued or transferred upon exercise of any Option under this Plan unless and until all legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Board, including without limitation those requirements described in Paragraph 10 hereof.

8.	Stock Adjustments

          (a) If the Corporation is a party to any merger or consolidation, any purchase or acquisition of property or stock, or any separation, reorganization or liquidation, the Board of Directors (or, if the Corporation is not the surviving corporation, the Board of Directors of the surviving corporation) shall have the power to make arrangements, which shall be binding upon the holders of unexpired Options, for the substitution of new options for, or the assumption by another corporation of, any unexpired options then outstanding hereunder.

          (b) If by reason of recapitalization, reclassification, stock split-up, combination of shares, separation (including a spin-off) or dividend on the stock payable in Shares, the outstanding Shares of the Corporation are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, the Board of Directors shall conclusively determine the appropriate adjustment in the exercise prices of outstanding Options and in the number and kind of shares as to which outstanding Options shall be exercisable.

          (c) In the event of a transaction of the type described in Paragraphs (a) and (b) above, the total number of Shares on which Options may be granted under this Plan shall be appropriately adjusted by the Board of Directors.

9.	No Rights Other Than Those Expressly Created

          Other than Non-Employee Directors, no person affiliated with the Corporation or any Subsidiary or any other person shall have any claim or right to be granted an Option hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Option holder any right to continue to be affiliated with Corporation, (ii) giving any Option holder any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. No Option holder shall have any of the rights of a stockholder with respect to Shares covered by an Option until such time as the Option has been exercised and Shares have been issued to such person.

10.	Miscellaneous

          (a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of an Option to, or exercise of an Option by, a holder. The Corporation may require, as a condition to the exercise of an Option, that the recipient pay the Corporation, at such time as the Board determines, the amount of any taxes which the Board may determine is required to be withheld.

          (b) Securities Law Compliance. Upon exercise of an Option, the holder shall be required to make such representation and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Shares in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Shares upon any exercise of an Option until completion of such registration or other qualification of such Shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. The Corporation is not obligated to register or qualify the Shares under federal or state securities laws and may refuse to issue such Shares if neither registration nor exemption therefrom is practical. The Board may require that prior to the issuance or transfer of any Shares upon exercise of an Option, the recipient enter into a written agreement to comply with any restriction on subsequent disposition that the Board or the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates representing the Shares issued hereunder may be legended to reflect such restrictions.

          (c) Indemnity. The Board of Directors shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, in respect of any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination to the fullest extent permitted by law.

12.	Effective Date; Amendment; Termination

          (a) The “Effective Date” of this Plan was January 24, 1997. The effective date of the amendment to the Plan, adopted by the Board of Directors on December 8, 2003, shall be the date on which the amendment is approved by stockholders of the Corporation.

          (b) The date of grant of any Option granted hereunder shall be as set forth in Paragraph 5 of this Plan.

          (c) Except as otherwise provided below, the Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part. However, except as provided herein, no amendment, suspension or termination of this Plan may affect the rights of any person to whom an Option has been granted without such person’s consent. Paragraphs 5, 6(a), and 6(b) of this Plan may not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code.

          (d) This Plan shall terminate twenty (20) years from the Effective Date, and no Option shall be granted under this Plan thereafter, but such termination shall not affect the validity of Options granted prior to the date of termination.

Date of Board of Director Adoption: June 12, 1996

Date of Board of Director Adoption of Amendment: December 8, 2003

APPENDIX C

ANALOGIC CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s independent auditors.

Structure and Membership

Number. The Audit Committee shall consist of at least three members of the Board of Directors.

Independence. Except as otherwise permitted by the applicable rules of The NASDAQ Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

Authority and Responsibilities

General. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

Preapproval of Services. The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

-	critical accounting policies and practices;

-	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

-	other material written communications between the independent auditor and Company management.

Review of Audited Financial Statements

Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures.

Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 90 and 100. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal accounting controls for financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee.

Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Procedures and Administration

Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) and Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Independent Advisors. The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

Analogic Corporation
8 Centennial Drive
Pebody, MA 01960
978-977-3000

DETACH HERE

ANALOGIC CORPORATION

Proxy for Annual Meeting of Stockholders to be held January 16, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

     The undersigned, having received the notice of the meeting and proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Bernard M. Gordon, John W. Wood Jr., John J. Millerick, and Alex Van Adzin, or any one of them, attorney or attorneys of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Analogic Corporation (the “Company”) to be held at the Company’s headquarters located at Eight Centennial Drive, Peabody, Massachusetts on January 16, 2004, at 11:00 a.m. and at any adjourned sessions thereof, and there to vote and act with respect to all shares of the Company which the undersigned shall be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. This proxy will be voted as directed by the undersigned and if no direction is indicated, it will be voted FOR the election of the nominees as directors and FOR Proposal 2 and FOR Proposal 3.

     SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign on the reverse side. You need not mark any boxes.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

ANALOGIC CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.

DETACH HERE

☒	Please mark votes as in this example

This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

The Board of Directors recommends a Vote FOR Proposals 1, 2 and 3.

1.	To elect the nominees as Directors. Nominees: (01) Bernard M. Gordon, (02) John A. Tarello and (03) John W. Wood Jr.					2.	To consider and act upon the matter of approving an amendment to the Company’s Key Employee Stock Bonus Plan, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR			WITHHELD
		ALL	☐	☐	FROM ALL
		NOMINEES			NOMINEES

	☐	For all nominees except as noted above				3.	To consider and act upon the matter of approving an amendment to the Company’s 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

						4.	To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: